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EXHIBIT 10(n)

THE DOW CHEMICAL COMPANY

RETIREMENT POLICY FOR EMPLOYEE DIRECTORS
Who Become Directors of the Company after February 10, 2005

        As amended, re-adopted in full and restated by the Board of Directors on February 10, 2005, with the proviso that for those Company employees and officers who became Company Directors prior to February 10, 2005, the Retirement Policy for Employee Directors adopted by the Board of Directors on April 9, 2003, effective on March 21, 2003, shall continue to apply, amended by paragraphs 4(b) and 9 herein.

        The following Retirement Policy for Employee Directors (the "Program") shall apply with respect to executive management responsibilities and retirement of employee Directors of The Dow Chemical Company ("the Company") who become Directors of the Company after February 10, 2005:

1.
At the discretion of the Chief Executive Officer, with oversight from the Company's Board of Directors (the "Board"), each member of the Board (other than the Chief Executive Officer) who is an officer or employee of the Company shall relinquish executive job line responsibility no later than the first day of the month following such Director's sixty-second birthday.

2.
At the discretion of the Board of Directors, a Chief Executive Officer who is a member of the Board of Directors shall relinquish executive job line responsibility no later than the earlier of the following dates:

(a)
As of the first day of the month following such Director's sixty-fifth birthday; or

(b)
The first day of the month following the tenth anniversary of becoming Chief Executive Officer.

3.
Each member of the Board of Directors who is an officer or employee shall have the option of relinquishing his or her job line responsibility on the first of any month after attaining age sixty, whether or not required to relinquish such responsibility pursuant to Paragraphs 1 or 2 herein.

4.
Upon the relinquishing of executive job line responsibilities:

(a)
Subject to the provisions of Paragraph 4(b), each person described in Paragraphs 1, 2 or 3 herein shall, while serving as a Director of the Company, remain on the payroll of the Company as an officer or employee without executive management job line responsibility until the earlier of the following dates:

(1)
The fifth anniversary of relinquishing said job line responsibility;

(2)
The first day of the month following his or her sixty-fifth birthday;

(3)
The date of his or her death.

(b)
If, however, an employee Director who participates in the Program is elected Chairman of the Board, his or her period of service under Paragraph 4 of the Program may, at the discretion of the Board, extend beyond his or her sixty-fifth birthday, to a maximum aggregate total of five years of Board service without executive job line responsibilities.

(c)
Each employee Director shall hold himself or herself available for nomination to and service on the Board of Directors at the sole discretion of the Board during the period he or she remains on the Company's payroll, provided that the Director's health permits performance of such service and unless such other reason acceptable to the Board prevents such service.

5.
For services performed pursuant to Paragraph 4 herein, the Company shall compensate such employee Director according to the following schedule, until the termination of the period of service as described in Paragraph 4:

  (a)
  First year of service under the Program: Ninety percent of Final Pay as a Line Employee;

  (b)
  Second year of service under the Program: Eighty percent of Final Pay as a Line Employee;

  (c)
  Third year of service under the Program: Seventy percent of Final Pay as a Line Employee;

  (d)
  Fourth year of service under the Program: Sixty-five percent of Final Pay as a Line Employee;

  (e)
  Fifth year of service under the Program: Sixty percent of Final Pay as a Line Employee; and

        Terms are defined as follows:

  (a)
  Final Pay as a Line Employee—Annualized Base Salary times the sum of 1 plus Performance Award Target Percentage.

  (b)
  Annualized Base Salary—The monthly salary at the time said Director leaves executive line responsibility as described in Paragraphs 1, 2 and 3 times 12 (or alternatively if applicable outside the U.S., the number of monthly salaries paid per year).

  (c)
  Performance Award Target Percentage—The individual target percentage award level from the Company's Performance Award program determined for said Decelerating Director for the calendar year during which he or she retires from job line responsibility as described in Paragraphs 1, 2 and 3, or its successor programs.

        In any event, the net present value of the compensation payable under Paragraph 5 for any Director shall not be less than the net present value of the Director's retirement benefit projected through the end of the fifth year of the Program, assuming for purposes of the calculation that service continues through five full years of the Program, under the applicable Dow defined benefit retirement plan, with the same percent survivor benefit as provided to other active employees by these plans. During such period of service said Director shall also be entitled to participate in the same employee life and accident insurance programs as he or she was already a participant of as of leaving executive line service. For purposes of calculating such benefits, Annualized Base Salary shall be used.

        In the event an employee Director retires or otherwise leaves service as a Director prior to the completion of the full Program service described in Paragraph 4, as applicable to such Director, or upon a Change in Control as defined herein, he or she may receive a lump sum payment in an amount equal to the net present value of the difference, for the remaining period, between (i) such individual's actual pension retirement benefit under the applicable Dow defined benefit retirement plans, and (ii) the projected retirement benefit under such plans, assuming service through the end of the fifth year of the Program. Under such circumstances, such person may also receive a current or deferred lump sum payment in an amount equal to the net present value of the difference between (i) the annual compensation payable under Paragraph 5 for the remaining period for such Director, and (ii) the actual annual pension payable for each of such years for the remaining period. The payments and terms of any lump sum under this paragraph shall be subject to the approval of the Chairman of the Compensation Committee and the Chairman of the Board (or, the Board of Directors in the event of any action relating to the Chairman of the Board).

6.
Each such Director who shall commence services to the Company pursuant to Paragraph 4 and who retires as an employee shall receive retirement benefits under the applicable Company retirement plan. If such person is a participant in The Dow Chemical Company Employees' Retirement Plan ("the Retirement Plan"), the Retirement Supplement provided for the resolution adopted by this Board of Directors on December 8, 1977 ("the Retirement Supplement Resolution"), the Dow Employees' Stock Benefit Plan ("DESBP"), or their successor plans such person is subject, however, to the following:

(a)
Employment described in Paragraph 4 shall be counted as Credited Service under the Retirement Plan and as Vesting Service under DESBP.

(b)
Nonqualified Compensation, as defined in the Retirement Supplement Resolution, shall be calculated for such person as follows:

    (i)
    The Company will determine a Theoretical Income, defined as an estimate of the amount that such person's salary and cash bonuses would have been if he or she had retained line responsibility for each year during such person's period of service as described in Paragraph 4.

    (ii)
    The amount of such Theoretical Income shall be substituted for Average Annual Compensation, as defined in the Retirement Plan, for the purpose of determining Nonqualified Compensation, upon which a Supplement shall be paid to such person pursuant to the Retirement Supplement Resolution following such person's retirement.

  (c)
  If such person is not a member of the Retirement Plan and DESBP but is covered by another retirement plan or plans maintained by the Company or a subsidiary, he or she shall receive retirement benefits from such other plan or plans. A Supplement pursuant to the Retirement Supplement Resolution may be computed and paid to comply as nearly as practicable with the principles set forth in (a) and (b) of this paragraph to the extent as may be equitable.

7.
Payments provided for in Paragraphs 4 and 5 herein shall be ended if the Board of Directors of the Company determines in its sole judgment, after a hearing at which such person shall be entitled to appear, that such person has at any time engaged in any activity harmful to the interests of or in competition with the Company or its subsidiaries.

8.
Each member of the Board who is or has served the Company as an officer or employee of the Company and who participated in the Program shall retire from the Board of Directors no later than the first day of the month following his or her sixty-fifth birthday, provided however that the Chairman of the Board may serve as an employee Director pursuant to the provisions of Paragraph 4(b) herein.

9.
Change of Control is defined as a change of control of the Company of a nature that would be required to be reported in response to Item 403(c) of Regulation S-K, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change of Control shall be deemed to have occurred if:

(a)
Any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote in an election of Directors of the Company; or

(b)
During any period of two consecutive years (not including any period prior to the adoption of this amendment to the policy or Program), individuals who at the beginning of such period constitute the Board of Directors and any new Directors, whose election by the Board of Directors or nominations for election by the Company's stockholders was approved by a vote of at least three quarters of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

10.
This Retirement Plan for Employee Directors may be amended or terminated by the Board of Directors at any time.

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  EXHIBIT 10(n)